                                                                      EXHIBIT 11

                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       PRIMARY AND ASSUMING FULL DILUTION


                                                                       12 WEEKS ENDED                       40 WEEKS ENDED
                                                                -------------------------------------------------------------------
                                                                 OCTOBER 5,       OCTOBER 6,        OCTOBER 5,       OCTOBER 6,
                                                                   1997             1996               1997            1996
                                                                (AS RESTATED)                     (AS RESTATED)
                                                                -------------------------------------------------------------------
PRIMARY:

 EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
   BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                $ 1,426,758      $ 3,041,327      $    6,307,306    $ 8,075,250
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                                (1,164,114)
                                                                ---------------------------------------------------------------
   NET EARNINGS                                                 $ 1,426,758      $ 3,041,327      $    5,143,192    $ 8,075,250
                                                                ===============================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                               8,476,605        8,470,358           8,389,769      8,451,077
                                                                ===============================================================

  PRIMARY EARNINGS PER SHARE:
   BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                $      0.17      $      0.36      $         0.75    $      0.96
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                            $        (0.14)
                                                                ---------------------------------------------------------------
   NET EARNINGS                                                 $      0.17      $      0.36      $         0.61    $      0.96
                                                                ===============================================================

FULLY DILUTED:

 EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
   BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                $ 1,426,758      $ 3,041,327      $    6,307,306    $ 8,075,250
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                                (1,164,114)
                                                                ---------------------------------------------------------------
   NET EARNINGS                                                   1,426,758        3,041,327           5,143,192      8,075,250

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                         604,696          586,284           1,996,962      1,958,642

                                                                ---------------------------------------------------------------
  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
   BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                  2,031,454        3,627,611           8,304,268     10,033,892
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                                (1,164,114)
                                                                ---------------------------------------------------------------
   NET EARNINGS                                                 $ 2,031,454      $ 3,627,611      $    7,140,154    $10,033,892
                                                                ===============================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                               8,553,284        8,470,358           8,524,148      8,451,077

     SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
       SUBORDINATED DEBENTURES                                    2,316,602        2,316,602           2,316,602      2,316,602

                                                                ---------------------------------------------------------------
                                                                 10,869,886       10,786,960          10,840,750     10,767,679
                                                                ===============================================================

   FULLY DILUTED EARNINGS PER SHARE:
   BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                $      0.17      $      0.34      $         0.74    $      0.93
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                            $        (0.14)
                                                                ---------------------------------------------------------------
   NET EARNINGS                                                 $      0.17      $      0.34      $         0.60    $      0.93
                                                                ===============================================================


PRO FORMA:
   NET EARNINGS ASSUMING ACCOUNTING
      CHANGE IS APPLIED RETROACTIVELY                           $ 1,426,758      $ 2,945,210      $    6,307,306    $ 7,531,478
         EARNINGS PER SHARE:
              PRIMARY                                           $      0.17      $      0.35      $         0.75    $      0.89
              FULLY DILUTED                                     $      0.17      $      0.33      $         0.74    $      0.88